Exhibit 99.1

SERVISFIRST BANCSHARES, INC.

Announces Results For Fourth Quarter and Year Ended December 31, 2014

Birmingham, Ala. – (PR Newswire) – January 20, 2015 – ServisFirst Bancshares, Inc. (“ServisFirst”) (NASDAQ: SFBS), the holding company for ServisFirst Bank, today announced earnings and operating results for the quarter and the year ended December 31, 2014.

2014 and Fourth Quarter Highlights:

▪	Net income for the quarter increased 27% year over year
▪	Full year core diluted earnings per share increased 14% year over year
▪	Full year diluted earnings per share increased 10% year over year, including the impact of a 14% increase in average diluted shares outstanding
▪	Loans increased 18% year over year, all organic growth
▪	Deposits increased 13% year over year, all organic growth
▪	All regulatory approvals for the Metro Bank merger have been received and closing is scheduled for the end of January 2015
▪	Added 13 new commercial and private bankers in 2014 for a total of 91 commercial and private bankers
▪	Entry into Charleston, South Carolina with hire of a new regional CEO

Tom Broughton, President and CEO, said, “We are looking forward to the upcoming closing of the Metro Bank merger and are also pleased to welcome our new team of bankers at ServisFirst Bank of South Carolina, led by Tom Trouche. We will apply for a bank branch application for Charleston.” Bud Foshee, CFO, stated, “2014 was another year with strong earnings growth coupled with continued quality in our balance sheet.”

ServisFirst announces the hiring of Tom Trouche as Executive Vice President and Regional CEO of Charleston, South Carolina. Mr. Trouche will be establishing a banking presence for us in Charleston by hiring a staff of experienced bankers and locating office space. Mr. Trouche has more than 25 years of experience in the banking industry, with his most recent position being EVP for the coastal division of First Citizens Bank. He has served in many leadership positions and has extensive experience in new business development, relationship management and portfolio management to maximize overall growth and revenue. Mr. Trouche holds a BA in history from the College of Charleston and serves on the board of the American Red Cross and the Charleston Symphony Orchestra.

FINANCIAL SUMMARY
(in Thousands except share and per share amounts)
	Period Ending December 31, 2014	Period Ending September 30, 2014	% Change From Period Ending September 30, 2014 to Period Ending December 31, 2014	Period Ending December 31, 2013	% Change From Period Ending December 31, 2013 to Period Ending December 31, 2014
QUARTERLY OPERATING RESULTS
Net Income	$15,032	$14,002	7%	$11,868	27%
Net Income Available to Common Stockholders	$14,917	$13,902	7%	$11,768	27%
Diluted Earnings Per Share	$0.58	$0.54	7%	$0.53	9%
Return on Average Assets	1.47%	1.45%		1.36%
Return on Average Common Stockholders' Equity	16.39%	15.89%		18.86%
Average Diluted Shares Outstanding	25,697,531	25,726,313		22,359,351

YEAR-TO-DATE OPERATING RESULTS
Net Income	$52,377			$41,617	26%
Net Income Available to Common Stockholders	$51,946			$41,201	26%
Diluted Earnings Per Share	$2.09			$1.90	10%
Return on Average Assets	1.39%			1.31%
Return on Average Common Stockholders' Equity	16.23%			18.30%
Average Diluted Shares Outstanding	24,818,221			21,806,025

Core Net Income*	$53,989			$41,617	30%
Core Net Income Available to Common Stockholders*	$53,558			$41,201	30%
Core Diluted Earnings Per Share*	$2.16			$1.90	14%
Core Return on Average Assets*	1.44%			1.31%
Core Return on Average Common Stockholders' Equity*	16.74%			18.30%

BALANCE SHEET
Total Assets	$4,098,679	$3,952,799	4%	$3,520,699	16%
Loans	3,359,858	3,159,772	6%	2,858,868	18%
Non-interest-bearing Demand Deposits	810,460	794,553	2%	650,456	25%
Total Deposits	3,398,160	3,352,766	1%	3,019,642	13%
Stockholders' Equity	407,213	393,136	4%	297,192	37%

* Core measures exclude non-routine expenses in the first and second quarter of 2014 resulting from a correction of our accounting for vested stock options previously granted to members of our advisory boards in our markets.  For a reconciliation of these non-GAAP measures to the most comparable GAAP measure, see "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below.

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income of $15.0 million and net income available to common stockholders of $14.9 million for the quarter ended December 31, 2014, compared to net income of $11.9 million and net income available to common stockholders of $11.8 million for the same quarter in 2013. Basic and diluted earnings per common share were $0.60 and $0.58, respectively, for the fourth quarter of 2014, compared to $0.55 and $0.53, respectively, for the fourth quarter of 2013.

Return on average assets was 1.47% and return on average common stockholders’ equity was 16.39% for the fourth quarter of 2014, compared to 1.36% and 18.86%, respectively, for the fourth quarter of 2013.

Net interest income was $34.5 million for the fourth quarter of 2014, compared to $33.3 million for the third quarter of 2014 and $30.1 million for the fourth quarter of 2013. The net interest margin in the fourth quarter of 2014 was 3.56%, a 9 basis point decrease from the third quarter of 2014 and 11 basis point decrease from the fourth quarter of 2013. The increase in net interest income on a linked quarter basis is attributable to a $132.3 million increase in average loans outstanding, a $71.9 million increase in average non-interest-bearing deposits and a $14.1 million increase in average stockholders’ equity, all resulting in a positive mix change in our balance sheet. The lower net interest margin is driven in part by increasing balances in federal funds at other banks and higher balances at the Federal Reserve, which earn a nominal interest rate.

Average loans for the fourth quarter of 2014 were $3.23 billion, an increase of $132.3 million, or 4%, over average loans of $3.09 billion for the third quarter of 2014, and an increase of $465.1 million, or 17%, over average loans of $2.76 billion for the fourth quarter of 2013.

Average total deposits for the fourth quarter of 2014 were $3.41 billion, an increase of $193.2 million, or 6%, over average total deposits of $3.21 billion for the third quarter of 2014, and an increase of $437.1 million, or 15%, over average total deposits of $2.97 billion for the fourth quarter of 2013.

The Company’s asset quality remained strong in the fourth quarter of 2014. At December 31, 2014, non-performing assets to total assets were 0.41%, compared to 0.61% for the third quarter of 2014 and 0.64% compared to the fourth quarter of 2013. Net credit charge-offs to average loans were 0.19%, a 0.02% increase compared to 0.17% for the third quarter of 2014 and an increase of 0.10% compared to 0.09% for the fourth quarter of 2013. We recorded a $2.8 million provision for loan losses in the fourth quarter of 2014, compared to $2.7 million in the third quarter of 2014 and an increase of $0.4 million compared to $2.4 million in the fourth quarter of 2013. Growth in loans and improving credit quality has resulted in our loan loss reserve as a percent of loans remaining relatively stable, decreasing three basis points to 1.06% at December 31, 2014, as compared to 1.09% for September 30, 2014 and a decrease of one basis point as compared to 1.07% for December 31, 2013 . In management’s opinion, the reserve is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its reserve for loan losses.

Non-interest income increased $739,000 in the fourth quarter of 2014, or 31%, compared to the fourth quarter of 2013. Deposit service charges increased by $331,000, or 40%, resulting from an increase in the number of accounts and transactions. Increases in the cash surrender value of our life insurance contracts resulted from added investments in contracts during the third quarter of 2014.

Non-interest expense for the fourth quarter of 2014 increased $845,000, or 7%, to $13.1 million from $12.3 million in the fourth quarter of 2013. Salary and benefit expense for the fourth quarter of 2014 decreased $209,000, or 3%, to $6.3 million from $6.5 million in the fourth quarter of 2013, and decreased $1.6 million, or 25%, on a linked quarter basis. Other operating expense for the fourth quarter of 2014 increased $1.0 million, or 34%, to $3.9 million from $2.9 million in the fourth quarter of 2013. This was in part due to tax credit partnership related expenses of $631,000 for the fourth quarter of 2014 compared to $198,000 in the same quarter in 2013. We recognized tax credits of $666,000 during the fourth quarter of 2014 from these investments.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

As discussed in more detail in the section titled “Detailed Financials,” we recorded a non-routine expense of $703,000 for the first quarter of 2014 resulting from the correction of our accounting for vested stock options previously granted to members of our advisory boards in our Dothan, Huntsville and Montgomery, Alabama markets, and we recorded a non-routine expense of $1.8 million for the second quarter of 2014 resulting from a correction of our accounting for vested stock options previously granted to members of our advisory boards in our Mobile, Alabama and Pensacola, Florida markets. This change in accounting treatment is a non-cash item and does not impact our operating activities or cash from operations. The non-GAAP financial measures included in this press release of our results for the fourth quarter and full year of 2014 are “core net income,” “core net income available to common stockholders,” “core diluted earnings per share,” “core return on average assets” and “core return on average common stockholders’ equity.” Each of these five core financial measures excludes the impact of the non-routine expense attributable to the correction of our accounting for vested stock options. None of the other periods included in this press release are affected by this correction.

“Core net income” is defined as net income, adjusted by the net effect of the non-routine expense.

“Core net income available to common stockholders” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense.

“Core diluted earnings per share” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense, divided by weighted average diluted shares outstanding.

“Core return on average assets” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average total assets.

“Core return on average common stockholders’ equity” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average common stockholders’ equity.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures for the year ended December 31, 2014. Dollars are in thousands, except share and per share data.

(Dollars in Thousands)

For the Year Ended December 31, 2014
Provision for income taxes - GAAP	$21,601
Adjustments:
Adjustment for non-routine expense	865
Core provision for income taxes	$22,466

Return on average assets - GAAP	1.39%
Net income - GAAP	$52,377
Adjustments:
Adjustment for non-routine expense	1,612
Core net income	$53,989
Average assets	$3,757,932
Core return on average assets	1.44%

Return on average common stockholders' equity	16.23%
Net income available to common stockholders - GAAP	$51,946
Adjustments:
Adjustment for non-routine expense	1,612
Core net income available to common stockholders	$53,558
Average common stockholders' equity	$320,005
Core return on average common stockholders' equity	16.74%

Earnings per share - diluted - GAAP	$2.09
Weighted average shares outstanding, diluted	24,818,221
Core diluted earnings per share	$2.16

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola, Florida and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at http://servisfirstbancshares.investorroom.com/.

Webcast

As previously announced, ServisFirst will host a live audio webcast to discuss fourth quarter and year-end results beginning at 9:30 a.m. ET on January 21, 2015. The webcast can be accessed at www.servisfirstbancshares.com in the "Events and Webcasts" section. A replay of the call will be available until January 31, 2015.

Additional Information

This release contains, and the remarks by ServisFirst’s management on the live audio webcast may contain, forward-looking statements within the meaning of the securities laws giving ServisFirst’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are not guarantees of future performance and are subject to numerous assumptions, risks and uncertainties, many of which are outside of ServisFirst’s control and which may change over time and cause actual results to differ materially from those expressed or implied by the forward-looking statements. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K/A and to our other filings with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made, and ServisFirst assumes no duty to update forward-looking statements.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013
CONSOLIDATED STATEMENT OF INCOME
Interest income	$38,163	$36,857	$35,424	$34,281	$33,725
Interest expense	3,703	3,538	3,446	3,432	3,610
Net interest income	34,460	33,319	31,978	30,849	30,115
Provision for loan losses	2,759	2,748	2,438	2,314	2,356
Net interest income after provision for loan losses	31,701	30,571	29,540	28,535	27,759
Non-interest income	3,110	3,006	2,938	2,175	2,371
Non-interest expense	13,143	15,315	15,417	13,723	12,298
Income before income tax	21,668	18,262	17,061	16,987	17,832
Provision for income tax	6,636	4,260	5,476	5,229	5,964
Net income	15,032	14,002	11,585	11,758	11,868
Preferred stock dividends	115	100	116	100	116
Net income available to common stockholders	$14,917	$13,902	$11,469	$11,658	$11,752
Earnings per share - basic	$0.60	$0.56	$0.49	$0.53	$0.55
Earnings per share - diluted	$0.58	$0.54	$0.46	$0.51	$0.53
Average diluted shares outstanding	25,697,531	25,726,313	24,823,590	22,985,670	22,359,351

CONSOLIDATED BALANCE SHEET DATA
Total assets	$4,098,679	$3,952,799	$3,762,684	$3,572,914	$3,520,699
Loans	3,359,858	3,159,772	3,053,989	2,937,797	2,858,868
Debt securities	328,168	332,351	325,432	309,475	298,494
Non-interest-bearing demand deposits	810,460	794,553	729,163	662,834	650,456
Total deposits	3,398,160	3,352,766	3,157,642	3,031,041	3,019,642
Borrowings	19,973	19,965	19,957	19,949	19,940
Stockholders' equity	$407,213	$393,136	$380,074	$312,283	$297,192

Shares outstanding	24,801,518	24,791,436	24,749,436	22,574,436	22,050,036
Book value per share	$14.81	$14.25	$13.74	$12.06	$11.67
Tangible book value per share (1)	$14.81	$14.25	$13.74	$12.06	$11.67

SELECTED FINANCIAL RATIOS
Net interest margin	3.56%	3.65%	3.74%	3.80%	3.67%
Return on average assets	1.47%	1.45%	1.28%	1.36%	1.36%
Return on average common stockholders' equity	16.39%	15.89%	15.03%	17.83%	18.86%
Efficiency ratio	34.98%	42.16%	44.15%	41.55%	37.86%
Non-interest expense to average earning assets	1.34%	1.66%	1.78%	1.66%	1.48%
Tangible common equity to total tangible assets (1)	8.96%	8.93%	9.04%	7.62%	7.31%

CAPITAL RATIOS
Total Capital to Risk-Weighted Assets:	13.38%	13.70%	13.74%	11.94%	11.73%
Tier 1 Capital to Risk-Weighted Assets:	11.75%	12.02%	12.04%	10.22%	10.00%
Tier 1 Capital to Average Assets:	9.91%	10.18%	10.32%	8.81%	8.48%

(1) Non-GAAP financial measures.  "Tangible book value per share" and "tangible common equity to total tangible assets" are not measures of financial performance recognized by generally accepted accounting principles in the United States, or GAAP;   However, because the Company has no intangible assets, there is no reconciliation of these non-GAAP financial measures.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)
	December 31, 2014	December 31, 2013	% Change
ASSETS
Cash and cash equivalents	297,464	258,415	15%
Available for sale debt securities, at fair value	298,813	266,220	12%
Held to maturity debt securities (fair value of $31,697 and $31,315 at
December 31, 2014 and 2013, respectively)	29,355	32,274	(9)%
Restricted equity securities	3,418	3,738	(9)%
Mortgage loans held for sale	5,984	8,134	(26)%
Loans	3,359,858	2,858,868	18%
Less allowance for loan losses	(35,629)	(30,663)	16%
Loans, net	3,324,229	2,828,205	18%
Premises and equipment, net	7,815	8,351	(6)%
Other assets	131,601	115,362	14%
Total assets	$4,098,679	$3,520,699	16%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$810,460	$650,456	25%
Interest-bearing	2,587,700	2,369,186	9%
Total deposits	3,398,160	3,019,642	13%
Federal funds purchased	264,315	174,380	52%
Other borrowings	19,973	19,940	0%
Other liabilities	9,018	9,545	(6)%
Total liabilities	3,691,466	3,223,507	15%
Stockholders' equity:
Preferred stock, Series A Senior Non-Cumulative Perpetual, par value $0.001
(liquidation preference $1,000), net of discount; 40,000 shares authorized,
40,000 shares issued and outstanding at December 31, 2014 and 2013	39,958	39,958	-%
Common stock, par value $0.0003 per share; 50,000,000 shares authorized;
24,801,518 shares issued and outstanding at December 31, 2014 and
22,050,036 shares issued and outstanding at December 31, 2013	25	22	14%
Additional paid-in capital	185,397	123,325	50%
Retained earnings	177,091	130,011	36%
Accumulated other comprehensive income	4,490	3,891	15%
Noncontrolling interest	252	-	100%
Total stockholders' equity	407,213	297,192	37%
Total liabilities and stockholders' equity	$4,098,679	$3,520,699	16%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Interest income:
Interest and fees on loans	$35,902	$31,618	$136,066	$118,285
Taxable securities	1,143	1,037	4,497	3,888
Nontaxable securities	871	870	3,489	3,407
Federal funds sold	41	51	159	128
Other interest and dividends	206	149	514	373
Total interest income	38,163	33,725	144,725	126,081
Interest expense:
Deposits	3,256	3,202	12,420	11,830
Borrowed funds	447	408	1,699	1,789
Total interest expense	3,703	3,610	14,119	13,619
Net interest income	34,460	30,115	130,606	112,462
Provision for loan losses	2,759	2,356	10,259	13,008
Net interest income after provision for loan losses	31,701	27,759	120,347	99,454
Non-interest income:
Service charges on deposit accounts	1,168	837	4,265	3,228
Mortgage banking	507	359	2,047	2,513
Securities gains	-	-	3	131
Increase in cash surrender value life insurance	649	548	2,280	1,994
Other operating income	786	627	2,634	2,144
Total non-interest income	3,110	2,371	11,229	10,010
Non-interest expense:
Salaries and employee benefits	6,332	6,541	31,017	26,324
Equipment and occupancy expense	1,335	1,350	5,547	5,202
Professional services	558	468	2,435	1,809
FDIC and other regulatory assessments	516	536	2,094	1,799
Other real estate owned expense	528	475	1,533	1,426
Other operating expense	3,874	2,928	14,972	10,929
Total non-interest expense	13,143	12,298	57,598	47,489
Income before income tax	21,668	17,832	73,978	61,975
Provision for income tax	6,636	5,964	21,601	20,358
Net income	15,032	11,868	52,377	41,617
Dividends on preferred stock	115	116	431	416
Net income available to common stockholders	$14,917	$11,752	$51,946	$41,201
Basic earnings per common share	$0.60	$0.55	$2.18	$2.00
Diluted earnings per common share	$0.58	$0.53	$2.09	$1.90

LOANS BY TYPE
(UNAUDITED)
(In thousands)
	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013
Commercial, financial and agricultural	$1,495,092	$1,382,607	$1,362,757	$1,306,058	$1,278,649
Real estate - construction	208,769	194,506	178,033	157,127	151,868
Real estate - mortgage:
Owner-occupied commercial	793,917	773,432	708,294	711,067	710,372
1-4 family mortgage	333,455	314,778	296,220	285,368	278,621
Other mortgage	471,363	443,245	457,845	428,391	391,396
Subtotal: Real estate - mortgage	1,598,735	1,531,455	1,462,359	1,424,826	1,380,389
Consumer	57,262	51,204	50,840	49,786	47,962
Total loans	$3,359,858	$3,159,772	$3,053,989	$2,937,797	$2,858,868

SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013
Reserve for loan losses:
Beginning balance	$34,442	$32,984	$31,728	$30,663	$28,927
Loans charged off:
Commercial financial and agricultural	416	531	142	1,222	95
Real estate - construction	309	610	325	23	557
Real estate - mortgage:	922	149	890	4	25
Consumer	21	131	18	58	38
Total charge off	1,668	1,421	1,375	1,307	715
Recoveries:
Commercial financial and agricultural	2	-	1	45	16
Real estate - construction	37	97	180	8	70
Real estate - mortgage:	46	14	10	4	9
Consumer	11	20	2	1	-
Total recoveries	96	131	193	58	95
Net charge-off	1,572	1,290	1,182	1,249	620
Provision for loan losses	2,759	2,748	2,438	2,314	2,356
Ending balance	$35,629	$34,442	$32,984	$31,728	$30,663

Reserve for loan losses to total loans	1.06%	1.09%	1.08%	1.08%	1.07%
Reserve for loan losses to total average
loans	1.10%	1.11%	1.10%	1.09%	1.11%
Net charge-offs to total average loans	0.19%	0.17%	0.16%	0.17%	0.09%
Provision for loan losses to total average
loans	0.34%	0.35%	0.33%	0.32%	0.34%
Nonperforming assets:
Nonaccrual loans	$9,125	$16,078	$13,193	$9,084	$9,621
Loans 90+ days past due and accruing	925	1,190	-	110	115
Other real estate owned and
repossessed assets	6,840	6,940	6,739	9,752	12,861
Total	$16,890	$24,208	$19,932	$18,946	$22,597

Nonperforming loans to total loans	0.30%	0.55%	0.43%	0.31%	0.35%
Nonperforming assets to total assets	0.41%	0.61%	0.53%	0.53%	0.64%
Nonperforming assets to earning assets	0.42%	0.62%	0.54%	0.55%	0.66%
Reserve for loan losses to nonaccrual loans	390.45%	214.22%	250.01%	349.27%	318.71%

Restructured accruing loans	$8,295	$2,067	$7,030	$9,411	$9,689

Restructured accruing loans to total loans	0.25%	0.07%	0.23%	0.32%	0.35%

TROUBLED DEBT RESTRUCTURINGS (TDRs)
(In thousands)
	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013
Beginning balance:	$7,932	$9,217	$13,478	$14,168	$8,433
Additions	6,250	-	1,409	-	7,996
Net (paydowns) / advances	(4,492)	(802)	(5,080)	235	(2,261)
Charge-offs	(698)	(483)	(590)	(925)	-
	$8,992	$7,932	$9,217	$13,478	$14,168

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)

	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013
Interest income:
Interest and fees on loans	$35,902	$34,662	$33,250	$32,252	$31,618
Taxable securities	1,143	1,131	1,126	1,097	1,052
Nontaxable securities	871	877	870	871	870
Federal funds sold	41	38	43	42	51
Other interest and dividends	206	149	135	19	134
Total interest income	38,163	36,857	35,424	34,281	33,725
Deposits	3,256	3,123	3,027	3,014	3,202
Borrowed funds	447	415	419	418	408
Total interest expense	3,703	3,538	3,446	3,432	3,610
Net interest income	34,460	33,319	31,978	30,849	30,115
Provision for loan losses	2,759	2,748	2,438	2,314	2,356
Net interest income after provision for loan losses	31,701	30,571	29,540	28,535	27,759
Non-interest income:
Service charges on deposit accounts	1,168	1,172	1,057	868	837
Mortgage banking	507	582	674	284	344
Securities gains	-	3	-	-	-
Increase in cash surrender value life insurance	649	549	546	536	548
Other operating income	786	700	661	487	642
Total non-interest income	3,110	3,006	2,938	2,175	2,371
Salaries and employee benefits	6,332	7,890	9,098	7,697	6,541
Equipment and occupancy expense	1,335	1,437	1,409	1,366	1,350
Professional services	558	829	532	516	480
FDIC and other regulatory assessments	516	533	528	517	536
Other real estate owned expense	528	220	298	487	475
Other operating expense	3,874	4,406	3,552	3,140	2,916
Total non-interest expense	13,142	15,315	15,417	13,723	12,298
Income before income tax	21,668	18,262	17,061	16,987	17,832
Provision for income tax	6,636	4,260	5,476	5,229	5,964
Net income	15,032	14,002	11,585	11,758	11,868
Dividends on preferred stock	115	100	116	100	116
Net income available to common stockholders	$14,917	$13,902	$11,469	$11,658	$11,752
Basic earnings per common share	$0.60	$0.56	$0.49	$0.53	$0.55
Diluted earnings per common share	$0.58	$0.54	$0.46	$0.51	$0.53

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS - UNAUDITED
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	4th Quarter 2014		3rd Quarter 2014		2nd Quarter 2014		1st Quarter 2014		4th Quarter 2013

	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$3,215,400	4.41%	$3,081,435	4.44%	$2,978,631	4.46%	$2,892,433	4.52%	$2,754,955	4.54%
Tax-exempt (2)	10,367	4.98	12,043	4.95	15,803	3.24	14,550	3.30	5,669	4.37
Mortgage loans held for sale	3,410	6.05	6,861	3.64	8,048	3.24	4,496	2.80	5,956	3.66
Debt securities:
Taxable	195,533	2.32	195,220	2.29	188,148	2.40	174,842	2.54	166,027	2.49
Tax-exempt(2)	127,909	4.19	126,512	4.05	123,897	4.11	122,686	4.13	120,161	4.11
Total securities (3)	323,442	3.06	321,732	2.98	312,045	3.08	297,528	3.20	286,188	3.17
Federal funds sold	68,640	0.24	57,625	0.27	41,388	0.37	54,895	0.31	68,710	0.25
Restricted equity securities	3,418	3.95	3,418	3.83	3,446	7.57	3,738	-	3,738	2.55
Interest-bearing balances with banks	273,496	0.26	185,716	0.25	121,532	0.25	82,279	0.09	173,521	0.29
Total interest-earning assets	3,898,173	3.94%	3,668,830	4.03%	3,480,893	4.13%	3,349,919	4.21%	3,298,737	4.11%
Non-interest-earning assets:
Cash and due from banks	58,973		58,340		57,387		56,082		53,062
Net premises and equipment	8,315		8,310		8,377		8,724		8,944
Allowance for loan losses,
accrued interest and
other assets	101,831		86,901		88,849		85,532		98,586
Total assets	$4,067,292		$3,822,381		$3,635,506		$3,500,257		$3,459,329
Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$511,451	0.26%	$484,291	0.26%	$482,115	0.27%	$478,678	0.27%	$472,751	0.27%
Savings	28,806	0.29	26,584	0.28	25,406	0.28	25,081	0.27	21,755	0.27
Money market	1,645,533	0.45	1,555,091	0.44	1,472,346	0.44	1,416,645	0.45	1,420,771	0.47
Time deposits	395,598	1.03	394,158	1.05	402,613	1.08	412,622	1.10	412,254	1.13
Federal funds purchased	231,135	0.28	187,629	0.28	195,809	0.28	195,967	0.28	176,967	0.28
Other borrowings	19,969	5.62	19,961	5.62	19,953	5.69	19,945	5.75	19,936	5.63
Total interest-bearing liabilities	2,832,492	0.52%	2,667,714	0.53%	2,598,242	0.53%	2,548,938	0.55%	2,524,434	0.57%
Non-interest-bearing liabilities:
Non-interest-bearing
demand	823,738		751,831		675,098		641,450		640,476
Other liabilities	9,969		15,838		16,158		4,724		7,226
Stockholders' equity	395,981		382,025		341,120		300,512		282,549
Unrealized gains on securities and
derivatives	5,112		4,973		4,888		4,634		4,644
Total liabilities and
stockholders' equity	$4,067,292		$3,822,381		$3,635,506		$3,500,257		$3,459,329
Net interest spread		3.42%		3.51%		3.60%		3.67%		3.54%
Net interest margin		3.56%		3.65%		3.74%		3.80%		3.67%

(1)	Average loans include loans on which the accrual of interest has been discontinued.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.
(3)	Unrealized gains on available-for-sale debt securities are excluded from the yield calculation.